                                                                    Exhibit 99.1
PRESS RELEASE
                                            CONTACT:
                                            CAROLYN A. FREDRICH
                                            Director - Investor Relations
                                            Alliance Resource Partners, L.P.
                                            1717 South Boulder Avenue, Suite 600
                                            Tulsa, Oklahoma 74119
                                            (918) 295-7642
FOR IMMEDIATE RELEASE

ALLIANCE RESOURCE PARTNERS, L.P.
ANNOUNCES SECOND QUARTER 2003 RESULTS; DECLARES QUARTERLY CASH DISTRIBUTION OF $0.525 PER UNIT; ANNOUNCES INCREASE IN GUIDANCE FOR NET INCOME

TULSA, Oklahoma, July 25, 2003 - Alliance Resource Partners, L.P. (NASDAQ: ARLP) today reported net income of $8.5 million, or $0.47 per basic limited partner unit, for the second quarter ended June 30, 2003, compared to $14.0 million, or $0.90 per basic limited partner unit, for the same quarter of 2002. Net income in the second quarter of 2002 was the Partnership's historical high for any quarter and included a record production quarter at the Mettiki mine. Net income per basic limited partner unit for the second quarter ended June 30, 2003 is based on a weighted average of 17,903,793 units, which reflects the common units offering completed in February 2003, compared to 15,405,311 units for the same quarter of 2002.

The Partnership also declared a quarterly cash distribution of $0.525 per unit for the second quarter ended June 30, 2003 (an annualized rate of $2.10), payable on August 14, 2003, to all unitholders of record as of August 5, 2003.

Revenues for the quarter were $133.5 million and coal sales totaled 4.7 million tons compared to $126.8 million and 4.4 million tons, respectively, in the second quarter of 2002. Revenues increased due to higher sales volumes partially offset by lower sales prices. Coal inventories declined by approximately 94,000 tons during the quarter.

Production for the quarter was 4.6 million tons compared to 4.7 million tons in the second quarter of 2002. Tons produced benefited by increased productivity at all operations except the Hopkins County Coal mining complex, the Pattiki mine and the Mettiki mine. As previously announced in our Press Release dated June 2, 2003, production at the Hopkins County Coal mining complex was impacted by the idling of its two surface mines on June 2, 2003. Transition issues involving access to a new reserve area adversely impacted productivity at Pattiki. At the Mettiki mine, productivity this quarter was similar to the first quarter of 2003, but lower than the record quarterly production achieved in the second quarter of 2002.

Operating expenses are higher for the second quarter of 2003 compared to 2002 as a result of the increased sales volume this year, lower productivity at Hopkins County Coal, Pattiki and Mettiki which resulted in higher per ton costs, increased workers' compensation costs of approximately $1.0 million and additional general and administrative expenses of $1.6 million associated with the Long-Term Incentive Plan. The increased workers' compensation costs are attributable to a reduction in the discount rate for valuing traumatic injury claims and adverse claims experience, while the Long-Term Incentive Plan accrual is impacted by the increased market value of the Partnership's common units.

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

For the six months ended June 30, 2003, the Partnership had net income of $21.7 million, or $1.27 per basic limited partner unit, compared to net income of $25.4 million, or $1.62 per basic limited partner unit, for the same period of 2002. Revenues were $258.4 million and coal sales were 9.2 million tons for the first six months of 2003, compared to $252.2 million and 8.9 million tons for the same period of 2002, respectively. Net income per basic limited partner unit for the six months ended June 30, 2003 is based on a weighted average of 17,252,320 units, which reflects the common units offering completed in February 2003, compared to 15,405,311 units for the same period of 2002.

Financial results for the year have been adversely impacted principally by the anticipated decline in sales prices. Cost increases associated with idling Hopkins County Coal's two surface mines have been more than offset by increased productivity at the Warrior Coal mining complex and improved productivities in Eastern Kentucky. Financial results have also benefited from increased volumes associated with coal synfuel-related agreements. For the six months ended June 30, 2003, combined operating expense and outside purchases per ton sold has declined 10 cents per ton compared to the six month period ended June 30, 2002. Financial results were also negatively impacted by increased income taxes associated with coal synfuel related services performed by Alliance Service, Inc., which is subject to federal and state income taxes.

Commenting on the Partnership's performance in the first half of 2003, Joseph W. Craft III, President and Chief Executive Officer said, "I am extremely proud of our organization for controlling costs in what continues to be a year of transition for our operations. In the first half of 2003, Pattiki transitioned across a fault zone to a new reserve area, Hopkins County Coal idled two surface mines and closed a depleted underground mine, Warrior Coal was acquired and added a third production unit, the coal-synfuel production facility was relocated to Warrior Coal, Dotiki began using a new portal, Gibson County Coal added a fourth production unit, MC Mining completed construction of a new portal facility and prepared for the addition of a fourth production unit in the second half of 2003, and an approximately $50 million equity offering was completed. The fact that all of this was undertaken with costs lower than expected was quite an accomplishment."

Reflecting on the coal market, Mr. Craft added, "Even though the early summer weather was milder than normal, fundamentals for the coal industry continue to be positive as natural gas prices continue to be noncompetitive with coal and the economy shows signs of improvement. Our unsold coal position has been reduced to approximately 900,000 tons for 2003. For 2004, we anticipate production of 19 million tons. Approximately 23% of the anticipated 2004 production is uncommitted, and approximately 14% of the committed production is subject to market reopeners."

Looking ahead, Mr. Craft stated, "Encouraged by our first half performance, the Partnership is increasing its previously announced guidance for net income for the full year ending December 31, 2003, to a range between $35 million and $42 million."

The statements and projections used throughout this release are based on current expectations. These statements and projections are forward-looking, and actual results may differ materially. These projections do not include the potential impact of any mergers, acquisitions or other business combinations that may occur after the date of this release. At the end of this release, we have included more information regarding business risks that could affect our results.

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

Alliance Resource Partners is the nation's only publicly traded master limited partnership involved in the production and marketing of coal. Alliance Resource Partners currently operates mining complexes in Illinois, Indiana, Kentucky and Maryland.

FORWARD-LOOKING STATEMENTS: WITH THE EXCEPTION OF HISTORICAL MATTERS, ANY MATTERS DISCUSSED IN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM PROJECTED RESULTS. THESE RISKS, UNCERTAINTIES AND CONTINGENCIES INCLUDE, BUT ARE NOT LIMITED TO, THE FOLLOWING: COMPETITION IN COAL MARKETS AND OUR ABILITY TO RESPOND TO THE COMPETITION; FLUCTUATION IN COAL PRICES, WHICH COULD ADVERSELY AFFECT OUR OPERATING RESULTS AND CASH FLOWS; DEREGULATION OF THE ELECTRIC UTILITY INDUSTRY OR THE EFFECTS OF ANY ADVERSE CHANGES IN THE DOMESTIC COAL INDUSTRY, ELECTRIC UTILITY INDUSTRY, OR GENERAL ECONOMIC CONDITIONS; DEPENDENCE ON SIGNIFICANT CUSTOMER CONTRACTS, INCLUDING RENEWING CUSTOMER CONTRACTS UPON EXPIRATION OF EXISTING CONTRACTS; CUSTOMER BANKRUPTCIES AND/OR CANCELLATIONS OF, OR BREACHES TO, EXISTING CONTRACTS; CUSTOMER DELAYS OR DEFAULTS IN MAKING PAYMENTS; FLUCTUATIONS IN COAL DEMAND, PRICES AND AVAILABILITY DUE TO LABOR AND TRANSPORTATION COSTS AND DISRUPTIONS, EQUIPMENT AVAILABILITY, GOVERNMENTAL REGULATIONS AND OTHER FACTORS; OUR PRODUCTIVITY LEVELS AND MARGINS THAT WE EARN ON OUR COAL SALES; ANY UNANTICIPATED INCREASES IN LABOR COSTS, ADVERSE CHANGES IN WORK RULES, OR UNEXPECTED CASH PAYMENTS ASSOCIATED WITH POST-MINE RECLAMATION AND WORKERS' COMPENSATION CLAIMS; ANY UNANTICIPATED INCREASES IN TRANSPORTATION COSTS AND RISK OF TRANSPORTATION DELAYS OR INTERRUPTIONS; GREATER THAN EXPECTED ENVIRONMENTAL REGULATIONS, COSTS AND LIABILITIES; A VARIETY OF OPERATIONAL, GEOLOGIC, PERMITTING, LABOR AND WEATHER-RELATED FACTORS; RISKS OF MAJOR MINE-RELATED ACCIDENTS OR INTERRUPTIONS; RESULTS OF LITIGATION; DIFFICULTY MAINTAINING OUR SURETY BONDS FOR MINE RECLAMATION AS WELL AS WORKERS' COMPENSATION AND BLACK LUNG BENEFITS; DIFFICULTY OBTAINING COMMERCIAL PROPERTY INSURANCE; AND RISKS ASSOCIATED WITH OUR 15.48% PARTICIPATION (EXCLUDING ANY APPLICABLE DEDUCTIBLE) IN THE COMMERCIAL PROPERTY PROGRAM.

ADDITIONAL INFORMATION CONCERNING THESE AND OTHER FACTORS CAN BE FOUND IN THE PARTNERSHIP'S PUBLIC PERIODIC FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC"), INCLUDING THE PARTNERSHIP'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2002 FILED ON MARCH 20, 2003 WITH THE SEC. EXCEPT AS REQUIRED BY APPLICABLE SECURITIES LAWS, THE PARTNERSHIP DOES NOT INTEND TO UPDATE ITS FORWARD-LOOKING STATEMENTS.

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


                        ALLIANCE RESOURCE PARTNERS, L.P.

            CONSOLIDATED STATEMENTS OF INCOME AND OPERATING DATA (In
                    thousands, except unit and per unit data)
                                   (Unaudited)


                                                           THREE MONTHS ENDED                     SIX MONTHS ENDED
                                                                 JUNE 30,                             JUNE 30,
                                                    --------------------------------     --------------------------------
                                                         2003               2002              2003              2002
                                                    -------------     --------------     --------------    --------------
Tons sold                                                   4,749              4,443              9,205             8,917
Tons produced                                               4,643              4,691              9,633             9,451

SALES AND OPERATING REVENUES:
   Coal sales                                       $     122,589     $      117,571     $      237,039    $      233,416
   Transportation revenues                                  5,071              4,362              9,386             9,458
   Other sales and operating revenues                       5,811              4,895             11,971             9,342
                                                    -------------     --------------     --------------    --------------
      Total revenues                                      133,471            126,828            258,396           252,216
                                                    -------------     --------------     --------------    --------------

EXPENSES:
   Operating expenses                                      94,933             84,213            177,685           168,730
   Transportation expenses                                  5,071              4,362              9,386             9,458
   Outside purchases                                          370              2,806              1,389             5,611
   General and administrative                               6,654              5,165             12,305            10,106
   Depreciation, depletion and amortization                13,662             12,622             26,793            25,613
   Interest expense                                         3,990              4,209              7,957             8,146
                                                    -------------     --------------     --------------    --------------
      Total operating expenses                            124,680            113,377            235,515           227,664
                                                    -------------     --------------     --------------    --------------

INCOME FROM OPERATIONS                                      8,791             13,451             22,881            24,552
OTHER INCOME (EXPENSE)                                        457                385                450               837
                                                    -------------     --------------     --------------    --------------
INCOME BEFORE INCOME TAXES                                  9,248             13,836             23,331            25,389
INCOME TAX EXPENSE                                            720               (176)             1,675               (23)
                                                    -------------     --------------     --------------    --------------
NET INCOME                                          $       8,528     $       14,012     $       21,656    $       25,412
                                                    =============     ==============     ==============    ==============

GENERAL PARTNERS' INTEREST
   IN NET INCOME (LOSS)                             $         170     $           77     $        (219)    $          481
                                                    =============     ==============     ==============    ==============

LIMITED PARTNERS' INTEREST
   IN NET INCOME                                    $       8,358     $       13,935     $       21,875    $       24,931
                                                    =============     ==============     ==============    ==============

BASIC NET INCOME PER  LIMITED PARTNER UNIT          $        0.47     $         0.90     $         1.27    $         1.62
                                                    =============     ==============     ==============    ==============

DILUTED NET INCOME PER LIMITED PARTNER UNIT         $        0.45     $         0.88     $         1.23    $         1.57
                                                    =============     ==============     ==============    ==============

WEIGHTED AVERAGE NUMBER OF UNITS
   OUTSTANDING-BASIC                                   17,903,793         15,405,311         17,252,320        15,405,311
                                                    =============     ==============     ==============    ==============

WEIGHTED AVERAGE NUMBER OF UNITS
   OUTSTANDING-DILUTED                                 18,485,741         15,842,657         17,833,368        15,841,864
                                                    =============     ==============     ==============    ==============

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


                        ALLIANCE RESOURCE PARTNERS, L.P.

                           CONSOLIDATED BALANCE SHEETS
                        (IN THOUSANDS, EXCEPT UNIT DATA)


                                                                                     JUNE 30,            DECEMBER 31,
                                                                                       2003                  2002
                                                                                ------------------    ------------------
                                                                                   (UNAUDITED)
ASSETS

CURRENT ASSETS:
     Cash and cash equivalents                                                  $           32,168    $            9,028
     Trade receivables, net                                                                 41,958                33,018
     Marketable securities                                                                     480                   470
     Inventories                                                                            23,419                13,165
     Advance royalties                                                                       5,233                 5,232
     Prepaid expenses and other assets                                                         824                 2,784
                                                                                ------------------    ------------------
               Total current assets                                                        104,082                63,697

PROPERTY, PLANT AND EQUIPMENT AT COST                                                      458,631               446,629
LESS ACCUMULATED DEPRECIATION, DEPLETION AND AMORTIZATION                                 (234,289)             (216,777)
                                                                                ------------------    ------------------
                                                                                           224,342               229,852
OTHER ASSETS:
     Advance royalties                                                                       7,919                10,542
     Coal supply agreements, net                                                             6,806                 8,167
     Other long-term assets                                                                  3,871                 4,674
                                                                                ------------------    ------------------
                                                                                $          347,020    $          316,932
                                                                                ==================    ==================

LIABILITIES AND PARTNERS' EQUITY

CURRENT LIABILITIES:
     Accounts payable                                                           $           20,916    $           23,330
     Due to affiliates                                                                       3,113                 1,286
     Accrued taxes other than income taxes                                                   9,549                 8,105
     Accrued payroll and related expenses                                                    9,739                10,004
     Accrued interest                                                                        5,361                 5,361
     Workers' compensation and pneumoconiosis benefits                                       5,540                 5,275
     Other current liabilities                                                              11,390                 9,877
     Current maturities, long-term debt                                                     18,750                16,250
                                                                                ------------------    ------------------
               Total current liabilities                                                    84,358                79,488
                                                                                ------------------    ------------------

LONG-TERM LIABILITIES:
     Long-term debt, excluding current maturities                                          185,000               195,000
     Accrued pneumoconiosis benefits                                                        16,858                16,067
     Workers' compensation                                                                  22,790                19,949
     Reclamation and mine closing                                                           22,096                21,821
     Due to affiliates                                                                       8,882                20,652
     Other liabilities                                                                       3,032                 2,717
                                                                                ------------------    ------------------
               Total liabilities                                                           343,016               355,694
                                                                                ------------------    ------------------

COMMITMENTS AND CONTINGENCIES

PARTNERS' CAPITAL (DEFICIT):
Common Unitholders 11,481,262 and 8,982,780 units outstanding, respectively                201,149               144,219
Subordinated Unitholder 6,422,531 units outstanding                                        114,340               112,916
General Partners                                                                          (306,065)             (290,472)
Unrealized loss on marketable securities                                                      (145)                 (150)
    Minimum pension liability                                                               (5,275)               (5,275)
                                                                                ------------------    ------------------
               Total Partners' capital (deficit)                                             4,004               (38,762)
                                                                                ------------------    ------------------
                                                                                $          347,020    $          316,932
                                                                                ==================    ==================

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


                        ALLIANCE RESOURCE PARTNERS, L.P.

                 CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
                                 (In thousands)
                                   (Unaudited)

                                                                                            SIX MONTHS ENDED
                                                                                                JUNE 30,
                                                                               -----------------------------------------
                                                                                      2003                   2002
                                                                               ------------------     ------------------
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES                                    $           43,727     $           38,461
                                                                               ------------------     ------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchase of property, plant and equipment                                            (20,019)               (31,963)
     Purchase of Warrior Coal                                                             (12,661)                     -
     Proceeds from sale of property, plant and equipment                                      463                    320
     Proceeds from the maturity of marketable securities                                        -                 10,085
                                                                               ------------------     ------------------
              Net cash used in investing activities                                       (32,217)               (21,558)
                                                                               ------------------     ------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from common unit offering to public                                          53,965                      -
     Cash contribution by General Partners                                                      9                      -
     Payments on Warrior Coal revolver                                                    (17,000)                     -
     Borrowings under revolving credit and working capital facilities                      10,600                 39,500
     Payments under revolving credit and working capital facilities                       (10,600)               (39,500)
     Payments on long-term debt                                                            (7,500)                (7,500)
     Distributions to Partners                                                            (17,844)               (15,720)
                                                                               ------------------     ------------------
              Net cash provided by (used in) financing activities                          11,630                (23,220)
                                                                               ------------------     ------------------

NET CHANGE IN CASH AND CASH EQUIVALENTS                                                    23,140                 (6,317)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                            9,028                 11,093

                                                                               ------------------     ------------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                     $           32,168     $            4,776
                                                                               ==================     ==================

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


Reconciliation of GAAP "Cash Flows Provided by Operating Activities" to
  Non-GAAP "EBITDA" and Reconciliation of Non-GAAP "EBITDA" to GAAP "Net Income" (in thousands)

                                                                       THREE MONTHS ENDED            SIX MONTHS ENDED
                                                                            JUNE 30,                     JUNE 30,
                                                                  ---------------------------   --------------------------
                                                                      2003           2002           2003           2002
                                                                  ------------   ------------   -----------    -----------
Cash flows provided by operating activities                       $     30,680   $     23,076   $    43,727    $    38,461
Reclamation and mine closing                                              (335)          (298)         (670)          (595)
Coal inventory adjustment to market                                       (311)          (823)         (335)          (823)
Other                                                                      457            137          (266)          (166)
Net effect of working capital changes                                   (8,301)         4,542         5,993         14,148
Interest expense                                                         3,990          4,209         7,957          8,146
Income taxes                                                               720           (176)        1,675            (23)
                                                                  ------------   ------------   -----------    -----------
EBITDA                                                                  26,900         30,667        58,081         59,148
Depreciation, depletion and amortization                               (13,662)       (12,622)      (26,793)       (25,613)
Interest expense                                                        (3,990)        (4,209)       (7,957)        (8,146)
Income taxes                                                              (720)           176        (1,675)            23
                                                                  ------------   ------------   -----------    -----------
Net income                                                        $      8,528   $     14,012   $    21,656    $    25,412
                                                                  ============   ============   ===========    ===========


EBITDA is defined as income before net interest expense, income taxes and depreciation, depletion and amortization. Management believes EBITDA is a useful indicator of its ability to meet debt service and capital expenditure requirements and uses EBITDA as a measure of operating performance. EBITDA should not be considered as an alternative to net income, income from operations, cash flows from operating activities or any other measure of financial performance presented in accordance with generally accepted accounting principles. EBITDA is not intended to represent cash flow and does not represent the measure of cash available for distribution. The Partnership's method of computing EBITDA may not be the same method used to compute similar measures reported by other companies, or EBITDA may be computed differently by the Partnership in different contexts (i.e. public reporting versus computation under financing agreements).

                                      -END-